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Hemispherx Biopharma Forms Scientific Advisory Board to Provide Additional Scientific and Pharmaceutical Expertise

PHILADELPHIA, August 19, 2016 – Hemispherx Biopharma (NYSE MKT: HEB) announced that it has formed a scientific advisory board (SAB). The purpose of the SAB is to leverage its member’s scientific and pharmaceutical expertise and advice to advance the Company’s drug development programs by providing guidance on steering the company forward and capitalizing on business opportunities as well as interactions with the Food and Drug Administration. The Board consists of William Mitchell, M.D., Ph.D., Ronald Brus, M.D., W. Neal Burnette, Ph.D., and Christopher Nicodemus, M.D., F.A.C.P.

Dr. Mitchell, M.D., Ph.D., Chairman of the Board of Directors of Hemispherx, will chair the SAB. Dr. Mitchell has served as a Director on the Hemispherx Board since 1998, becoming chairman earlier this year. Dr. Mitchell is Professor of Pathology, Microbiology & Immunology at Vanderbilt University School of Medicine and is a board certified physician. Dr. Mitchell earned a M.D. from Vanderbilt and a Ph.D. from Johns Hopkins University, where he served as House Officer in Internal Medicine (Osler Service), followed by a Fellowship at its School of Medicine. Dr. Mitchell has published over 200 papers, reviews and abstracts that relate to the pathogenesis of obligate intracellular pathogens, innate and adaptive immune responses, and liquid biopsy cancer (chromosomal instability) diagnostics. He is the inventor or co-inventor of 14 issued US patents as well as derivative foreign patents. Dr. Mitchell has worked with many professional scientific societies that have included the American Society of Investigative Pathology (ASIP), the International Society for Antiviral Research (ISAR), the American Society of Biochemistry and Molecular Biology (ASBMB), the American Society of Microbiology (ASM), the American Chemical Society (ACS), and the American Society of Clinical Oncology (ASCO). Dr. Mitchell is a member of the American Medical Association (AMA). He has served on numerous review committees for the National Institutes of Health (NIH), the Centers for Disease Control (CDC), the European Union (EU), and the College of American Pathology (CAP). He is an independent director of Chronix Biomedical, a genetics based cancer diagnostic company.

Dr. Brus is the founder and chief executive officer of myTomorrows.com, a web-based early access program designed to assist seriously ill patients obtain the latest drug innovations. Hemispherx recently initiated an early access program through myTomorrows.com for Ampligen® in Europe. Dr. Brus has more than 25 year of experience in the industry. Prior to founding myTomorrows.com, he held several executive positions at Crucell, a vaccine company, including chief executive officer. Crucell was acquired by Johnson & Johnson for $2.8 billion in 2011. He has served as director of Galapagos, a clinical stage biotech focused on developing novel mode of action medicines and was the product planning physician at Forest Laboratories. Dr. Brus obtained his M.D. at the University of Groningen.

Dr. Burnette is an experienced biomedical research scientist focused on molecular biology and vaccine development in academia, industry, and the military. He is the inventor of the “Western Blot” that remains one of the most used techniques in the medical and biological sciences. He was a senior scientist at Amgen where he developed the first “genetic toxoids” for pertussis and cholera vaccines. Following 9/11, he returned to active US Army duty and served as the deputy joint program executive officer for Chemical and Biological Defense and as a senior infectious disease consultant to the U.S. Army Medical Research and Materiel Command. Colonel Burnette was also a member of the President’s Interagency Working Group for Weapons of Mass Destruction. He received his Ph.D. in retrovirology at Vanderbilt University School of Medicine, was a postdoctoral fellow in molecular biology and infectious diseases at Albert Einstein College of Medicine, and was on the research staffs of the Fred Hutchinson Cancer Research Center and the Salk Institute. Dr. Burnette has served as a consultant, acting senior executive, and board member for a wide variety of early-stage biomedical companies that ranged broadly in focus from vaccines and immunobiologics to the treatment of retinal diseases.

Dr. Nicodemus has been a collaborator and advisor to Hemispherx since 2008. He is founder, president and chief scientific officer of AIT Strategies a firm focusing on biomedical research and development with a special interest in immunotherapeutics. Prior to founding AIT Strategies, he served as chairman and chief scientific officer of Advanced Immune Therapeutics, Inc. Nicodemus focus of interest is enhancing anti-tumor immunity and is an expert on toll-like receptor 3 (TLR3). He has led teams working on three successful NDA’s registrations of Zyrteck®, Acutect® and Neotect®. His work in ovarian cancer and immunology has resulted in multiple patent applications. He has extensive FDA and international regulatory experience and has published more than 40 papers, chapters and reviews and numerous abstracts and is a fellow of the American College of Physicians. Dr. Nicodemus received undergraduate training at Harvard College and received his M.D. degree from Upstate Medical University in Syracuse, NY.

“Our company is engaged in a number of development initiatives for both Alferon N Injection® and our experimental drug, Ampligen®,” said Thomas Equels, chief executive officer of Hemispherx. “The SAB’s expertise and advice will be invaluable as we move forward with both of these products.”

About Hemispherx Biopharma:

Hemispherx Biopharma, Inc. is an advanced specialty pharmaceutical company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx’s flagship products include Alferon N Injection® and the experimental therapeutics Ampligen® and Alferon® LDO. Ampligen® is an experimental RNA nucleic acid being developed for globally important debilitating diseases and disorders of the immune system, including Chronic Fatigue Syndrome. Hemispherx’s platform technology includes components for potential treatment of various severely debilitating and life threatening diseases. Because both Ampligen® and Alferon® LDO are experimental in nature, they are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials. Hemispherx has patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection®), approved for sale in the U.S. and Argentina. The FDA approval of Alferon N Injection® is limited to the treatment of refractory or recurrent external genital warts in patients 18 years of age or older. The Company’s Alferon N Injection® approval in Argentina includes the use of Alferon N Injection® (under the brand name "Naturaferon”) for use in any patients who fail, or become intolerant to recombinant interferon, including patients with chronic active hepatitis C infection. The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information, please visit www.hemispherx.net.

Forward-Looking Statements:

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “potential,” “potentially,” “possible,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Hemispherx that any of its plans will be achieved. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond Hemispherx’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Examples of such risks and uncertainties include those set forth in the Disclosure Notice, below, as well as the risks described in Hemispherx’s filings with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Hemispherx undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise revise or update this release to reflect events or circumstances after the date hereof.

Disclosure Notice:

Information contained in this news release, other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties including, but not limited to, general industry conditions and competition; general economic factors; the Company’s ability to adequately fund its projects; the impact of pharmaceutical industry regulation and healthcare legislation in the United States and internationally; trends toward healthcare cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the Company’s ability to accurately predict the future market conditions; manufacturing difficulties or delays; dependence on the effectiveness of the Company’s patents and other protections for products; and the exposure to litigation, including patent litigation, and/or regulatory actions; and numerous other factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. The production of new Alferon® API inventory will not commence until the validation phase is complete. While the facility is approved by FDA under the Biological License Application ("BLA”) for Alferon®, this status will need to be reaffirmed by a successful Pre-Approval Inspection by the FDA prior to commercial sale of newly produced inventory product. The validation phase is delayed until we are able to repair the damage caused by a flood that occurred on January 5, 2016 at the facility. While we have made progress in repairing the damage at the facility, we cannot assure when all repairs required to be made prior to seeking Pre-Approval Inspection by the FDA. If and when we obtain a reaffirmation of FDA BLA status and have begun production of new Alferon® API, we will need FDA approval as to the quality and stability of the final product to allow commercial sales to resume. With regard to our NDA for Ampligen® to treat CFS, we note that there are additional steps which the FDA has advised us to take in our seeking approval. The final results of these efforts and/or any other activities could vary materially from Hemispherx’s expectations. Any failure to satisfy the FDA regulatory requirements or the requirements of other countries could significantly delay, or preclude outright, approval of Ampligen® in the United States and other countries. No evidence is suggested that Ampligen® will be commercially approved for any treatment or that Alferon N Injection® will be commercially approved for potential new treatment indications or for new manufacturing procedures.